UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, Milacron Inc. (the "Company") entered into a Limited Waiver No. 3 (the "Waiver") to the Financing Agreement dated as of June 10, 2004 (the "Financing Agreement"), among the Company, each subsidiary of the Company listed as a borrower or a guarantor on the signature pages thereto, the lenders party thereto and JPMorgan Chase bank, National Association, as administrative agent and collateral agent for the lenders. The Waiver waives any noncompliance with the second quarter 2005 EBITDA (earnings before interest, taxes, depreciation and amortization) level required by the Financing Agreement resulting from certain non-cash charges. A copy of the Waiver is filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure.

On June 30, 2005, the Company issued a News Release announcing, among other things, that it expects its 2005 second quarter results to come in near the low end of its range of guidance, last updated May 5, 2005, and that it is lowering its guidance for the year. A copy of the News Release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1 Limited Waiver No. 3 to Financing Agreement
99.1 News Released issued by Milacron Inc. June 30, 2005

The information in Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

June 30, 2005	By:	R. P. Lienesch

Name: R. P. Lienesch
Title: Senior Vice President - Finance, Controller and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Limited Waiver No. 3 to Financing Agreement
99.1	News Release issued by Milacron Inc. June 30, 2005